Exhibit 10(a)

CBS CORPORATION
2015 EQUITY PLAN FOR OUTSIDE DIRECTORS
(effective May 21, 2015)
ARTICLE I
GENERAL
Section 1.1    Purpose.
              The purpose of the CBS Corporation 2015 Equity Plan for Outside Directors (formerly known as the CBS Corporation 2005 RSU Plan for Outside Directors), as amended from time to time (the "Plan"), is to benefit and advance the interests of CBS Corporation, a Delaware corporation (the "Company"), and its Subsidiaries (as defined below) by obtaining and retaining the services of qualified persons who are not employees of the Company or its Subsidiaries to serve as directors and to encourage them to make a maximum contribution to the success of the Company and its Subsidiaries.
Section 1.2    Definitions.
              As used in the Plan, the following terms shall have the following meanings:
              "Agreement" shall mean the written agreement and/or certificate or other documentation governing an Award under the Plan, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.
              "Award" shall mean RSUs, stock options, stock appreciation rights, restricted stock, dividend equivalents or other equity-based or equity-related awards granted pursuant to Article II.
              "Board" shall mean the Board of Directors of the Company.
              "Class B Common Stock" shall mean the shares of Class B Common Stock, par value $0.001 per share, of the Company.
              "Company" shall have the meaning set forth in Section 1.1.
              "Dividend Equivalent" shall mean a right to receive a payment based upon the value of the regular cash dividend paid on a specified number of shares of Class B Common Stock. Unless otherwise set forth in an Agreement, payment in respect of Dividend Equivalents upon settlement shall be in shares of Class B Common Stock.
              "Effective Date" shall mean the effective date of the Plan provided for in Article VI below.
              "Fair Market Value" of a share of Class B Common Stock on a given date shall mean, unless otherwise determined by the Board, the closing price on such date on the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed, as reported by The Wall Street Journal as the 4:00 p.m. (New York time) closing price or as reported by any other authoritative source selected by the Company.
              "Outside Director" shall mean any member of the Board who is not an employee of the Company or any of its Subsidiaries.
              "Participant" shall mean any Outside Director holding one or more outstanding Awards granted under the Plan.

              "Plan" shall have the meaning set forth in Section 1.1.
              "Prior Option Grants" shall mean the grants of stock options outstanding as of the date of the 2015 Annual Meeting of Stockholders awarded under the Stock Option Plan.
              "RSUs" shall have the meaning set forth in Section 2.1.
              "Stock Option Plan" shall mean the amended and restated CBS Corporation 2000 Stock Option Plan for Outside Directors, which expired by its terms on the date of the 2015 Annual Meeting of Stockholders.
              "Subsidiary" shall mean a corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, more than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).
Section 1.3    Administration of the Plan.
              The Plan shall be administered by the members of the Board who are not Outside Directors, and such Board members shall determine all questions of interpretation, administration and application of the Plan. Such Board members' determinations shall be final and binding in all matters relating to the Plan. The Board may authorize any officer of the Company to execute and deliver an Agreement on behalf of the Company to a Participant.
Section 1.4    Eligible Persons.
              Awards shall be granted only to Outside Directors.
Section 1.5    Class B Common Stock Subject to the Plan.
              Subject to adjustment in accordance with the provisions of Article III hereof, the maximum number of shares of Class B Common Stock available for Awards made under the Plan on or after May 21, 2015, shall be 981,281 shares plus any shares that are available to be regranted pursuant to this Section 1.5. The shares of Class B Common Stock shall be made available from authorized but unissued shares of Class B Common Stock or from shares of Class B Common Stock issued and held in the treasury of the Company. Shares of Class B Common Stock underlying Awards or Prior Option Grants that lapse, expire or are cancelled without being settled or exercised or are otherwise terminated may be regranted under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (i) any shares of Class B Common Stock withheld in respect of taxes, (ii) any shares tendered or withheld to pay the exercise price of stock options or stock appreciation rights and (iii) any shares repurchased by the Company on the open market using proceeds from the exercise of an Award.
ARTICLE II
RESTRICTED SHARE UNITS; STOCK OPTIONS AND
OTHER STOCK-BASED AWARDS
Section 2.1    Restricted Share Units ("RSUs").
              (a)         The Board may from time to time grant RSUs to Outside Directors on terms and conditions set forth in the Plan and on such other terms and conditions, including a vesting schedule, not inconsistent with the provisions of the Plan. Each RSU shall correspond to one share of Class B Common Stock.
              (b)         On the date on which RSUs vest, all restrictions contained in the Agreement covering such RSUs shall lapse as to such RSUs, and the RSUs shall be payable in shares of Class B Common Stock and shall be evidenced in such manner as the Board in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates; provided, however, that such certificates shall bear such legends as the Board, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable law.
Section 2.2    Stock Options and Stock Appreciation Rights.
              The Board may from time to time grant stock options and/or stock appreciation rights to Outside Directors on terms and conditions set forth in the Plan and on such other terms and conditions, including a vesting schedule, not inconsistent with the provisions of the Plan. Stock options and stock appreciation rights shall have an exercise price established by the Board; provided, however that such exercise price shall not be less than 100% of the Fair Market Value of a share of Class B Common Stock on the date of grant. For each stock option or stock appreciation right granted, the Board shall specify the term during which the stock option or stock appreciation right may be exercised; provided however that no stock option or stock appreciation right shall have a term that goes beyond the 10th anniversary of the date of grant.
Section 2.3    Other Stock-Based Awards.
              The Board may from time to time grant other forms of equity-based or equity-related awards, including, but not limited to restricted stock and performance shares to Outside Directors on terms and conditions set forth in the Plan and on such other terms and conditions, including a vesting schedule, not inconsistent with the provisions of the Plan.
Section 2.4    Dividend Equivalents.
              The Board may from time to time provide that the recipient of an Award (other than a stock option or stock appreciation right and including any Award that has been deferred) may accrue Dividend Equivalents, either currently or on a deferred basis, with respect to the number of shares of Class B Common Stock covered by such Award, and the Board may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Class B Common Stock or otherwise reinvested and/or shall be subject to the same terms and conditions (including vesting and forfeiture provisions) as the related Award.
Section 2.5    Deferral of Awards.
              The Board may from time to time establish procedures pursuant to which the payment of any Award may be deferred. The Company's obligation to pay deferred Awards shall be reflected on its books as a general, unsecured and unfunded obligation, and the rights of a Participant or his or her designated beneficiary to receive payments from the Company as a result of a deferral are solely those of a general, unsecured creditor. The Company shall not be required to create a trust or otherwise set aside assets in respect of its obligations hereunder, and a Participant or designated beneficiary shall have no interest whatsoever, vested or contingent, in any particular assets of the Company.
ARTICLE III
EFFECT OF CERTAIN CORPORATE CHANGES
              In the event of any merger, consolidation, stock-split, reverse stock-split, dividend (other than a regular cash dividend), distribution, combination, recapitalization, reclassification, reorganization, split-off, split-up or spin-off that changes the character or amount of the shares of Class B Common Stock or any other changes in the corporate structure, equity securities or capital structure of the Company, the Board shall make such proportionate adjustments to (i) the number and kind of securities subject to any outstanding Awards, (ii) the exercise price or purchase price, if any, of any outstanding Award, and (iii) the maximum number and kind of securities available for issuance under the Plan referred to in Section 1.5, in each case, as it deems appropriate. The Board may, in its sole discretion, also make such other adjustments as it deems appropriate in order to preserve, but not increase, the benefits or potential benefits intended to be made available hereunder upon the occurrence of any of the foregoing events. The Board's determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants.

ARTICLE IV
MISCELLANEOUS
Section 4.1    No Right to Re-election.
              Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company's stockholders, nor confer upon any Participant the right to remain a member of the Board for any period of time, or at any particular rate of compensation.
Section 4.2    Restriction on Transfer.
              The rights of a Participant with respect to any Awards under the Plan shall not be transferable by the Participant to whom such Awards are granted, except (i) by will or the laws of descent and distribution, (ii) upon prior notice to the Company, for transfers to members of the Participant's immediate family or trusts whose beneficiaries are members of the Participant's immediate family, provided that such transfer is being made for estate and/or tax planning purposes without consideration being received therefor, (iii) upon prior notice to the Company, for transfers to a former spouse incident to a divorce, or (iv) for such other transfers as the Board may approve, subject to any conditions and limitations that it may, in its sole discretion, impose.
Section 4.3    Stockholder Rights.
              No grant of an Award under the Plan shall entitle a Participant, a Participant's estate or a permitted transferee to any rights of a holder of shares of Class B Common Stock, except upon the delivery of shares to a Participant, the Participant's estate or the permitted transferee upon settlement of an Award.
Section 4.4    No Restriction on Right of Company to Effect Corporate Changes.
              The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the shares of Class B Common Stock or the rights thereof or which are convertible into or exchangeable for shares of Class B Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
Section 4.5    Headings.
              The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.
Section 4.6    Governing Law.
              The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.
ARTICLE V
AMENDMENT AND TERMINATION
              The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that any amendment which under the requirements of applicable law or under the rules of the New York Stock Exchange or other principal stock exchange on which the shares of Class B Common Stock are then listed must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law or rule; and no alteration, amendment, suspension or termination of the Plan that would adversely affect a Participant's rights under the Plan with respect to any Award made prior to such action shall be effective as to such Participant unless he or she consents thereto, provided, however, that no such consent shall be required if the Board determines in its sole discretion that any such alteration, amendment, suspension or termination is necessary or advisable to comply with any law, regulation, ruling, judicial decision or accounting standards or to ensure that Awards are not subject to federal, state or local income tax prior to settlement.
ARTICLE VI
EFFECTIVE DATE AND TERM
Section 6.1    Effective Date.
              The initial Effective Date of the Plan was May 26, 2005, the date on which stockholder approval was first obtained at the Company's 2005 Annual Meeting of Stockholders. The Plan has been amended and restated at various times since the Effective Date, most recently on May 21, 2015, subject to stockholder approval as required by the rules of the New York Stock Exchange.
Section 6.2    Term of the Plan.
              Unless earlier terminated in accordance with Article V above, the Plan shall terminate on the date of the Company's 2025 Annual Meeting of Stockholders, and no further Awards may be granted hereunder on or after such date, provided that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Agreements.

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